23.1 CONSENT OF BAUMANN, RAYMONDO & COMPANY, PA, DATED MARCH 26, 2004


                     [Baumann, Raymondo & Company, PA logo]




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Restaurant Training Corporation
     Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of Restaurant Training Corporation's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

Very truly yours,


/s/ Baumann, Raymondo & Company, P.A.

Baumann, Raymondo & Company, P.A.
Certified Public Accountants
Tampa, Florida
March 26, 2004